Exhibit 3.692
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
[STAMP]

ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:
1.	The name of the limited liability company is

Obscurity Land Development, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)
2.	A. The name of the limited liability company’s initial registered agent is
C T Corporation System
B. The registered agent is (mark appropriate box):
(1)	an INDIVIDUAL who is a resident of Virginia and
☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.
OR
(2)	☑	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.
3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite, 301	Glen Allen	, VA	23060-6802

(number/street)	(city or town)		(zip)
which is physically located in the ☑ county or ☐ city of Henrico
4.	The limited liability company’s principal office address, including the street and number is

15880 N Greenway-Hayden Loop, Suite 100	Scottsdale	AZ	85260

(number/street)	(city or town)	(state)	(zip)
5.	Organizer(s):

/s/ Jo Lynn White	June 8, 2006

(signature)	(date)

Jo Lynn White	480-627-2700

(printed name)	(telephone number (optional))
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